UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

PAMRAPO BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
WILLIAM J. CAMPBELL and JAMES P. DUGAN
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On February 5, 2010, William J. Campbell issued the following press release:

NEWS RELEASE
February 5, 2010	Contact:	Tony Cicatiello
acicatiello@cn-com.com 908.568.3280

William J. Campbell Files Definitive Proxy Statement with SEC;
Will Not Be Soliciting Proxies From Pamrapo Shareholders

Newark, N.J. . . . William J. Campbell and James P. Dugan have filed a Definitive Proxy Statement with the Securities and Exchange Commission ("SEC") regarding the Special Meeting of Shareholders of Pamrapo Bancorp, Inc. scheduled to take place on February 11, 2010.

Due to time constraints, Mr. Campbell and Mr. Dugan will not be mailing their proxy statement or a green proxy card to Pamrapo shareholders.  Shareholders are invited to view the Definitive Proxy Statement at the SEC's website located at http://www.sec.gov, analyze the views expressed therein in conjunction with their own expectations for Pamrapo's future performance and profitability and vote as they deem appropriate.  However, Mr. Campbell and Mr. Dugan will not be soliciting proxies from Pamrapo shareholders to be used at the Special Meeting.

# # #